NEWS

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William R. Jellison	FOR IMMEDIATE RELEASE

Senior Vice President and

Chief Financial Officer

(717) 849-4243

DENTSPLY International Inc.

Reports Record First Quarter Sales and Earnings 2007

York, PA – April 30, 2007 -- DENTSPLY International Inc. (NASDAQ–XRAY) today announced record sales and earnings for the three months ended March 31, 2007.

FINANCIAL RESULTS

Three Months Ended March 31, 2007

Net sales in the first quarter of 2007 increased 9.7% to $472.9 million compared to $431.0 million reported for the first quarter of 2006. Net sales, without precious metal content, increased 10.4% to $423.3 million in the first quarter of 2007, compared to 2006. Net sales without precious metal content, in the first quarter of 2007, were positively affected by strong internal growth in Europe, improved internal growth in the United States and a stronger Euro. Sales of specialty products, including implants, orthodontic products, along with the Company’s all-ceramic Cercon products, all continued to enjoy double-digit sales growth in the quarter.

Net income for the first quarter of 2007 was $58.5 million, or $0.38 per diluted share, an increase of 22.6% compared $0.31 per diluted share in the first quarter of 2006. Net income in the first quarter of 2006 included the net of tax impact of restructuring costs of $3.1 million ($0.02 per diluted share). For a reconciliation of this non-GAAP measure to earnings per share calculated according to GAAP, see the attached table.

COMMENTS FROM MANAGEMENT

2007 First Quarter Results & 2007 Full Year Outlook

Bret Wise, Chairman and Chief Executive Officer, stated “We are pleased to report a strong start for 2007. Our businesses are performing well across most of our product lines and geographies, particularly our specialty products and European business units. These positive trends, along with progress on our key initiatives, give us increased confidence in our outlook for a strong performance in 2007.”

ADDITIONAL INFORMATION

A conference call has been scheduled for Tuesday, May 1, 2007 at 8:30 AM Eastern Time. A live broadcast is available through Shareholder.com by accessing DENTSPLY’s website at www.dentsply.com. The Conference ID # is 1979848. In order to participate in the call, dial (800) 289-0533 (for domestic calls) and (913) 981-5525 (for international calls). An on-line rebroadcast, as well as a transcript of the conference call will be available to the public following the conference call at the DENTSPLY website: www.dentsply.com. A replay will be available for one week following the conference call at (888) 203-1112 (for domestic calls) and (719) 457-0820 (for international calls), Pass-code #1979848.

DENTSPLY designs, develops, manufactures and markets a broad range of products for the dental market. The Company believes that it is the world’s leading manufacturer and distributor of dental prosthetics, precious metal dental alloys, dental ceramics, endodontic instruments and materials, prophylaxis paste, dental sealants, ultrasonic scalers, and crown and bridge materials; the leading United States manufacturer and distributor of dental handpieces, dental x-ray film holders, film mounts and bone substitute/grafting materials; and a leading worldwide manufacturer or distributor of dental injectable anesthetics, impression materials, orthodontic appliances, dental cutting instruments and dental implants. The Company distributes its dental products in over 120 countries under some of the most well-established brand names in the industry.

DENTSPLY is committed to the development of innovative, high quality, cost-effective new products for the dental market.

This press release contains forward-looking information (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding future events or the future financial performance of the Company that involve substantial risks and uncertainties. Actual events or results may differ materially from those in the projections or other forward-looking information set forth herein as a result of certain risk factors. These risk factors include, without limitation; the continued strength of dental markets, the timing, success and market reception for our new and existing products, uncertainty with respect to governmental actions with respect to dental products, outcome of litigation, continued support of our products by influential dental professionals, and changes in the general economic environment that could affect our business. Changes in such assumptions or factors could produce significantly different results.

For an additional description of risk factors, please refer to the Company’s Annual Report on Form 10-K and its subsequent periodic reports on Form 10-Qs filed with the Securities and Exchange Commission.

Non-GAAP Financial Measures

DENTSPLY believes that the non-GAAP financial information provided in this release may be useful to investors for comparison purposes because the Company has historically provided similar information. The non-GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with GAAP.

DENTSPLY INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS EXCEPT PER SHARE DATA)

	THREE MONTHS ENDED
	MARCH 31,

	2007	2006

NET SALES	$ 472,864	$ 430,996
NET SALES - Ex Precious Metals	423,266	383,415

COST OF PRODUCTS SOLD	226,586	210,860

GROSS PROFIT	246,278	220,136
% OF NET SALES	52.1%	51.1%
% OF NET SALES - Ex Precious Metals	58.2%	57.4%

SELLING, GENERAL &
ADMINISTRATIVE EXPENSES	164,077	145,431

RESTRUCTURING AND OTHER OPERATING (INCOME) COSTS	990	4,697

INCOME FROM OPERATIONS	81,211	70,008
% OF NET SALES	17.2%	16.2%
% OF NET SALES - Ex Precious Metals	19.2%	18.3%

NET INTEREST AND OTHER NON OPERATING (INCOME) EXPENSE	(2,255)	(1,201)

PRE-TAX INCOME	83,466	71,209

INCOME TAXES	24,994	21,205

NET INCOME	58,472	50,004
% OF NET SALES	12.4%	11.6%
% OF NET SALES - Ex Precious Metals	13.8%	13.0%

EARNINGS PER SHARE
-BASIC	$ 0.38	$ 0.32
-DILUTIVE	$ 0.38	$ 0.31

DIVIDENDS PER SHARE	$ 0.0400	$ 0.0350

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
-BASIC	152,031	157,998
-DILUTIVE	154,564	161,060

DENTSPLY INTERNATIONAL INC.
CONDENSED BALANCE SHEETS
(IN THOUSANDS)

	MARCH 31,	DECEMBER 31,
	2007	2006
ASSETS

CURRENT ASSETS:

CASH AND CASH EQUIVALENTS	$ 104,078	$ 65,064
SHORT TERM INVESTMENTS	32,839	79
ACCOUNTS AND NOTES RECEIVABLE-TRADE, NET	311,005	290,791
INVENTORIES, NET	247,517	232,441
OTHER CURRENT ASSETS	120,962	129,816
TOTAL CURRENT ASSETS	816,401	718,191

PROPERTY,PLANT AND EQUIPMENT, NET	331,686	329,616
GOODWILL, NET	998,396	995,382
IDENTIFIABLE INTANGIBLE ASSETS, NET	67,513	67,648
OTHER NONCURRENT ASSETS, NET	80,762	70,513

TOTAL ASSETS	$ 2,294,758	$ 2,181,350

LIABILITIES AND STOCKHOLDERS' EQUITY:

CURRENT LIABILITIES	$ 264,980	$ 311,434
LONG-TERM DEBT	413,355	367,161
OTHER LIABILITIES	233,558	175,507
DEFERRED INCOME TAXES	44,601	53,191
TOTAL LIABILITIES	956,494	907,293

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES	235	222
STOCKHOLDERS' EQUITY	1,338,029	1,273,835

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 2,294,758	$ 2,181,350

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS EXCEPT PER SHARE DATA)

Earnings Summary:

The following tables present the reconciliation of reported GAAP net income in total and on a per share basis to the non-GAAP financial measures.

Three Months Ended March 31, 2007
	Income	Diluted
	(Expense)	Per Share

Net Income	$ 58,472	$ 0.38

Restructuring Costs, Net of Tax	656	0.00

Income Tax Related Adjustments	(232)	(0.00)

Adjusted Non-GAAP Earnings	$ 58,896	$ 0.38

Three Months Ended March 31, 2006
	Income	Diluted
	(Expense)	Per Share

Net Income	$ 50,004	$ 0.31

Restructuring Costs, Net of Tax	3,054	0.02

Income Tax Related Adjustments	(135)	(0.00)

Adjusted Non-GAAP Earnings	$ 52,923	$ 0.33

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS EXCEPT PER SHARE DATA)

Operating Income Summary:

The following tables present the reconciliation of reported GAAP operating income in total and on a percentage of net sales excluding precious metals basis to the non-GAAP financial measures.

Three Months Ended March 31, 2007		Percentage
	Operating	of Net Sales
	Income (Expense)	Ex Precious Metals

Income from Operations	$ 81,211	19.2%

Restructuring Costs	990	0.2%

Adjusted Non-GAAP Operating Earnings	$ 82,201	19.4%

Three Months Ended March 31, 2006		Percentage
	Operating	of Net Sales
	Income (Expense)	Ex Precious Metals

Income from Operations	$ 70,008	18.3%

Restructuring Costs	4,697	1.2%

Adjusted Non-GAAP Operating Earnings	$ 74,705	19.5%